                                                                     Exhibit 4.3


THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SECURITIES MAY NOT BE SOLD OR TRANSFERRED UNLESS AND UNTIL SUCH SECURITIES ARE REGISTERED UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY IS OBTAINED TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED. THE SECURITIES REPRESENTED BY THIS CERTIFICATE AND THE RIGHTS OF THE HOLDER HEREOF ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND OTHER RESTRICTIONS, AND THE HOLDER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE (INCLUDING ANY FUTURE HOLDER) IS BOUND BY THE TERMS OF A WARRANT PURCHASE AGREEMENT BETWEEN THE ORIGINAL PURCHASER AND THE COMPANY (COPIES OF WHICH MAY BE OBTAINED FROM THE COMPANY).

              WARRANT TO PURCHASE 560,000 SHARES OF COMMON STOCK OF
                          VIACELL, INC. (the "Warrant")

      This certifies that the holder hereof (the "Holder" ), for value received, is entitled to purchase from ViaCell, Inc. a Delaware corporation (the "Company"), Five Hundred and Sixty Thousand (560,000) fully paid and nonassessable shares (the "Warrant Shares") of the Company's common stock, par value $0.01 per share (the "Common Stock"), at a price of $12.00 per share (the "Stock Purchase Price") pursuant to that certain Warrant Purchase Agreement between the Company and Purchaser, dated as of April 9, 2002 (the "Warrant Purchase Agreement") at any time on or after October 9, 2002 (the "Vesting Date"), up to and including 5:00 p.m. (California time) on the Expiration Date (as defined below), upon (a) surrender to the Company at its principal offices at 131 Clarendon Street, Boston, Massachusetts 02116 (or at such other location as the Company may advise the Holder in writing) of this Warrant properly endorsed with the Notice of Conversion attached hereto duly completed and signed, and (b) payment of the aggregate Stock Purchase Price for the Warrant Shares. The Stock Purchase Price and the number of shares purchasable hereunder are subject to adjustment as provided in Section 3 of this Warrant. "Expiration Date" shall mean April 9, 2009 (or, in the event that April 9, 2009 is not a business day, the next succeeding business day).

      This Warrant may be exercised as a whole or may be exercised in part or from time to time at any time after the Vesting Date.

      This Warrant is issued pursuant to, and subject of the provisions of, the Warrant Purchase Agreement, and, by its acceptance of this Warrant, the Holder expressly agrees to comply with the provisions of the Warrant Purchase Agreement and the Registration Rights Agreement applicable to this Warrant. Terms used but not defined in this Warrant shall have the respective meanings assigned to them in the Warrant Purchase Agreement, to which reference is hereby made.

      This Warrant is subject to the following further terms and conditions:

1.    EXERCISE.

      Exercise Procedure; Issuance of Certificates; Payment for Shares. This Warrant is exercisable at the option of the Holder at any time on or after the Vesting Date and prior to or on the Expiration Date for the Warrant Shares which may be purchased hereunder. The Company agrees that the Warrant Shares purchased under this Warrant shall be and are deemed to be issued to the Holder as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for such shares. Subject to the provisions of Section 2 hereof, certificates for the Warrant Shares so purchased, together with any other securities or property to which the Holder is entitled upon such exercise, shall be delivered to the Holder by the Company's transfer agent at the Company's expense within a reasonable time after the rights represented by this Warrant have been exercised. Each stock certificate so delivered shall be in such denominations of Warrant Shares as may be requested by the Holder and shall be registered in the name of the Holder.

      If the Warrant shall be converted for less than the total number of shares of Warrant Shares then issuable upon conversion, promptly after surrender of the Warrant upon such conversion, the Company will execute and deliver a new warrant, dated the date hereof, evidencing the right of the Holder to the balance of the Warrant Shares purchasable hereunder upon the same terms and conditions set forth herein. If this Warrant is converted, as a whole or in part, after the occurrence of an event as, to which Section 3.12 is applicable, the Holder shall receive the consideration contemplated by Section 3.12 in lieu of Common Stock of the Company.

2.    SHARES TO BE FULLY PAID; RESERVATION OF SHARES.

      The Company covenants and agrees that all Warrant Shares which may be issued upon the exercise of this Warrant will, upon issuance, be validly issued, fully paid and nonassessable and free from all preemptive or any similar rights of any stockholder of the Company and free of any liens or encumbrances arising through the Company, other than restrictions of transfer under the Warrant Purchase Agreement, this Warrant and applicable state and federal securities laws. The Company further covenants and agrees that during the period within which this Warrant may be exercised the Company will at all times have authorized and reserved, for the purpose of issue or transfer upon exercise of this Warrant, a sufficient number of authorized but unissued shares of Common Stock, when and as required to provide for the exercise of the rights represented by this Warrant. The Company will take all such action as may be necessary to assure that such shares of Common Stock may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of any domestic securities exchange or automated quotation system upon which the Common Stock is listed.

3.    ADJUSTMENT OF STOCK PURCHASE PRICE AND NUMBER OF WARRANT SHARES ISSUABLE.

      The Stock Purchase Price and the number of Warrant Shares issuable upon the exercise of each Warrant are subject to adjustment from time to time upon the occurrence of the events enumerated in this Section 3.

      3.1 Adjustment for Change in Capital Stock. If the Company: (i) pays a dividend or makes a distribution on its Common Stock in shares of its Common Stock; (ii) subdivides its outstanding shares of Common Stock into a greater number of shares; or (iii) combines its outstanding shares of Common Stock into a smaller number of shares; then the Stock Purchase Price in effect immediately prior to such action shall then be adjusted in accordance with the formula:

                  O
      E(1) = E x ---
                  A
where:

      E(1) = the adjusted Stock Purchase Price.

      E    = the current Stock Purchase Price.

      O    = the number of shares of Common Stock outstanding prior to such action.

      A    = the number of shares of Common Stock outstanding immediately after such action.

      (a) In the case of a dividend or distribution the adjustment shall become effective immediately after the record date for determination of holders of shares of Common Stock entitled to receive such dividend or distribution, and in the case of a subdivision or combination, the adjustment shall become effective immediately after the effective date of such corporate action.

      (b) If after an adjustment the Holder of the Warrant upon exercise of it may receive shares of two or more classes of capital stock of the Company, the Company shall determine the allocation of the adjusted Stock Purchase Price between the classes of capital stock. After such allocation, the exercise privilege, the number of shares issuable upon such exercise, and the Stock Purchase Price of each class of capital stock shall thereafter be subject to adjustment on terms comparable to those applicable to Common Stock in this
Section 3.

      (c) Such adjustment shall be made successively whenever any event listed above shall occur.

      3.2 Adjustment for Rights Issue. If the Company distributes any rights, options or warrants to all holders of its Common Stock entitling them at any time after the record date mentioned below to purchase shares of Common Stock at a price per share less than the Fair Market Value (as defined in Section 3.7) per share of Common Stock on that record date, the Stock Purchase Price shall be adjusted in accordance with the formula:

                        N x P
                  O +  -------
                          M
      E(1) = E x --------------
                    O + N

where:

      E(1) = the adjusted Stock Purchase Price.

      E    = the current Stock Purchase Price.

      O    = the number of shares of Common Stock outstanding on the record date.

      N    = the number of additional shares of Common Stock issuable upon exercise of the rights, options or warrants offered.

      P    = the exercise price per share of the additional shares issuable upon exercise of the rights, options or warrants.

      M    = the Fair Market Value per share of Common Stock on the record date.

The adjustment shall be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the record date for the determination of stockholders entitled to receive the rights, options or warrants. If at the end of the period during which such rights, options or warrants are exercisable, not all rights, options or warrants shall have been exercised, the Stock Purchase Price shall be immediately readjusted to what it would have been if "N" in the above formula had been the number of shares actually issued.

      3.3 Adjustment for Other Distributions. If the Company distributes to all holders of its Common Stock any of its assets (including but not limited to cash and securities), the Stock Purchase Price shall be adjusted in accordance with the formula:

                    M - F
      E('1)  = E x -------
                      M

where:

      E(1) = the adjusted Stock Purchase Price.

      E    = the current Stock Purchase Price.

      M    = the Fair Market Value per share of Common Stock on the record date mentioned below.

      F    = the fair market value on the record date of the assets, debt securities, capital stock or rights or warrants applicable to one share of Common Stock. The Board of Directors shall determine the fair market value.

The adjustment shall be made successively whenever any such distribution is made and shall become effective immediately after the record date for the determination of stockholders entitled to receive the distribution.

      This subsection does not apply to non-extraordinary quarterly cash dividends distributed to all holders of Common Stock.

      3.4 Adjustment for Common Stock Issue. If at any time prior to a Qualified Public Offering (as defined in the Company's Third Amended Restated Certificate of Incorporation, as may be amended from time to time) the Company issues shares of Common Stock (other than securities issued in transactions described in subsections 3.1, 3.2 and 3.3) for a consideration per share less than the Stock Purchase Price (as in effect on the date of such issuance), the Stock Purchase Price shall be adjusted in accordance with the formula:

                       P
                  O + ---
                       M
      E(1) = E x ---------
                     A

where:

      E(1) = the adjusted Stock Purchase Price.

      E    = the then current Stock Purchase Price.

      O    = the number of shares outstanding immediately prior to the issuance of such additional shares.

      P    = the aggregate consideration received for the issuance of such additional shares.

      M    = the Fair Market Value per share of Common Stock on the date of issuance of such additional shares.

      A    = the number of shares outstanding immediately after the issuance of such additional shares.

      The adjustment shall be made successively whenever any such issuance is made, and shall become effective immediately after such issuance.

      3.5 Adjustment for Convertible Securities Issue. If at any time prior to a Qualified Public Offering (as defined in the Company's Third Amended and Restated Certificate of Incorporation, as maybe amended from time to time) the Company issues any securities convertible into or exchangeable for Common Stock (other than securities issued in transactions described in subsections 3.1, 3.2 and 3.3) for a consideration per share of Common Stock initially deliverable upon conversion or exchange of such securities less than the Stock Purchase Price (as in effect on the date of such issuance), the Stock Purchase Price shall be adjusted in accordance with this formula:

                         P
                    O + ---
                         M
        E(1) = E x ---------
                     O + N

where:

      E(1) = the adjusted Stock Purchase Price.

      E    = the then current Stock Purchase Price.

      O    = the number of shares outstanding immediately prior to the issuance of such securities.

      P    = the aggregate consideration received for the issuance of such securities.

      M    = the Fair Market Value per share of Common Stock on the date of issuance of such securities.

      D    = the maximum number of shares deliverable upon conversion or in exchange for such securities at the initial conversion or exchange rate.

The adjustment shall be made successively whenever any such issuance is made, and shall become effective-immediately after such issuance.

      If all of the Common Stock deliverable upon conversion or exchange of such securities have not been issued when such securities are no longer outstanding, then the Stock Purchase Price shall promptly be readjusted to the Stock Purchase Price which would then be in effect had the adjustment upon the issuance of such securities been made on the basis of the actual number of shares of Common Stock issued upon conversion or exchange of such securities.

      3.6 Neither subsection 3.4 nor subsection 3.5 shall apply to.

      (a) Common Stock issued upon the exercise of any currently outstanding warrants or options (including, but not limited to the Warrant)

      (b) rights, options, warrants or other distributions referred to in subsections 3.1, 3.2, 3.3, 3.4 or 3.5,

      (c) Common Stock or options to purchase common stock issued to the Company's directors, employees and non-employee service providers under bona fide benefit plans adopted by the Board of Directors and, when required by law, approved by the holders of Common Stock,

      (d) Common Stock issuable upon conversion of shares of the Company's Preferred Stock, $0.01 par value per share,

      (e) any securities issued in connection with corporate partnering or-the acquisition of a business, technology or other assets, provided such partnership or acquisition is approved by a majority of the Board of Directors and not undertaken for the primary purpose of raising equity capital, and provided further that the aggregate number of such securities issued shall not exceed 7% of common stock equivalents outstanding (including shares of common stock issuable upon exercise of outstanding options and warrants) as of the date of issuance of such securities,

      (f) any securities issued in connection with equipment lease financings or bank credit arrangements approved by a majority of the Board of Directors and not undertaken for the primary purpose of raising equity capital, provided that the aggregate number of such securities issued shall not exceed 7% of common stock equivalents outstanding (including shares of common stock issuable upon exercise of outstanding options and warrants) as of the date of issuance of such securities, or

      (g) any securities issued to the holder hereof.

      3.7 Fair Market Value. As used in this Agreement, the "Fair Market Value" per share of Common Stock on any date is (i) if the Common Stock is not at the time of such determination publicly traded, the fair market value as determined in good faith by the Board of Directors of the Company or (ii) if the Common Stock is at the time of such determination publicly traded, the market price of the Common Stock (the market price determined, for any date, as the average of the closing prices of the Common Stock on the Nasdaq National Market (or such other principal securities exchange or automated quotation system upon which the Common Stock may then be listed for public trading) for the five immediately preceding trading days on such exchange.

      3.8 Consideration Received. For purposes of any computation respecting consideration received pursuant to subsections 3.4 and 3.5, the following shall apply:

      (a) in the case of the issuance of shares of Common Stock for cash, the consideration shall be the amount of such cash, provided that in no case shall any deduction be made for any commissions, discounts or other expenses incurred by the Company for any underwriting of the issue or otherwise in connection therewith;

      (b) in the case of the issuance of shares of Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof as determined in good faith by the Board of Directors (irrespective of the accounting treatment thereof), whose determination shall be conclusive, and described in a Board resolution; and

      (c) in the case of the issuance of securities convertible into or exchangeable for shares, the aggregate consideration received therefor shall be deemed to be the consideration received by the Company for the issuance of such securities plus the additional minimum consideration, if any, to be received by the Company upon the conversion or exchange thereof (the consideration in each case to be determined in the same manner as provided in clauses (i) and (ii) of this subsection).

      3.9 When Adjustments May Be Deferred. No adjustment in the Stock Purchase Price need be made urns the adjustment would require an increase or decrease of at least 1% in the Stock Purchase Price. Any adjustments that are not made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section shall be made to the nearest cent or to the nearest 1/100th of a share, as the case may be.

      3.10 No Adjustment Required. No adjustment need be made for a transaction referred to in subsections 3.1 through 3.5 if:

      (a) Warrant holders are to participate in the transaction on a basis and with notice that the Board of Directors determines to be fair and appropriate in light of the basis on which holders of Common Stock participate in the transaction. Further, no adjustment need be made for rights to purchase Common Stock pursuant to a Company plan for reinvestment of dividends or interest; or

      (b) there is a change in the par value or no par value of the Common Stock; or

      (c) the Company distributes or issues rights to all holders of its Common Stock pursuant to a stockholder rights plan, provided that, upon exercise of the Warrant, each holder thereof receives the same type and number of unexpired rights the Holder would have received (as adjusted for any event described in Section 3.1 or 3.12) had it exercised the Warrant, and been a holder of the Warrant Shares issuable upon exercise thereof, prior to the record date for such distribution or issuance; or

      (d) the Warrant becomes convertible into cash, no adjustment need be made thereafter as to the cash and interest will not accrue on the cash.

      3.11 Notice of Adjustment. Whenever the Stock Purchase Price is adjusted, the Company shall provide the notices required by Section 8 hereof.

      3.12 Reorganization of Company. If any reclassification of the Common Stock of the Company or any consolidation or merger of the Company with another entity, or the sale or lease of all or substantially all of the Company's assets to another entity shall be effected in such a way that holders of the Common Stock of the Company shall be entitled to receive stock, securities or assets with respect to or in exchange for such Common Stock, then, as a condition precedent to such reclassification, consolidation, merger, sale or lease, lawful and adequate provisions shall be made whereby the Holder shall thereafter have the right to purchase and receive upon the basis and the terms and conditions specified in this Warrant and in lieu of the shares of Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby, such shares of stock, securities or assets as maybe issued or payable in such reclassification, consolidation, merger, sale or lease with respect to or in exchange for the number of shares of Common Stock purchasable and receivable upon the exercise of the rights represented hereby had such rights been exercised immediately prior thereto, and in any such case appropriate provision shall be made with respect to the rights and interests of the Holder to the end that the provisions hereof (including without limitation provisions for adjustments of the Stock Purchase Price and of the number of shares of Common Stock purchasable and receivable upon the exercise of the Warrant) shall thereafter be applicable, as nearly as maybe, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise hereof. The Company will not effect any such reclassification, consolidation, merger, sale or lease, unless prior to the consummation thereof the successor corporation (if other than the Company) resulting from such reclassification, consolidation or merger or the corporation purchasing or leasing such assets shall assume by a supplemental warrant agreement, executed and mailed or delivered to the Holder at the last address thereof appearing on the books of Company, the obligation to deliver to the Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, the Holder may be entitled to purchase.

      (a) If the issuer of securities deliverable upon exercise of warrants under the supplemental warrant agreement is an affiliate of the formed, surviving, transferee or lessee corporation, that issuer shall join in the supplemental warrant agreement.

      (b) If this subsection 3.12 applies, subsections 3.1 through 3.5 do not apply.

      3.13 When Issuance or Payment May Be Deferred. In any case in which this
Section 3 shall require that an adjustment in the Stock Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event (i) issuing to the Holder of any Warrant exercised after such record date the Warrant Shares and other capital stock of the Company, if any, issuable upon such exercise over and above the Warrant Shares and other capital stock of the Company, if any, issuable upon such exercise on the basis of the Stock Purchase Price and (ii) paying to the Holder any amount in cash in lieu of a fractional share pursuant to Section 11; provided, however, that the Company shall deliver to the Holder a due bill or other appropriate instrument evidencing the Holder's right to receive such additional Warrant Shares, other capital stock and cash upon the occurrence of the event requiring such adjustment.

      3.14 Adjustment in Number of Shares. Upon each adjustment of the Stock Purchase Price pursuant to Section 3.1 or 3.2, the Warrant outstanding prior to the making of the adjustment in the Stock Purchase Price shall thereafter evidence the right to receive upon payment of the adjusted Stock Purchase Price that number of shares of Common Stock (calculated to the nearest hundredth) obtained from the following formula:

                   E
      N(1) = N x -----
                  E(1)

where:

      N(1) = the adjusted number of Warrant Shares issuable upon exercise of a Warrant by payment of the adjusted Stock Purchase Price.

      N    = the number of Warrant Shares previously issuable upon exercise of a
             Warrant by payment of the Stock Purchase Price prior to adjustment.

      E(1) = the adjusted Stock Purchase Price.

      E    = the Stock Purchase Price prior to adjustment.

There shall be no adjustment in the number of shares of Common Stock that the Warrant evidences the right to receive in the case of any adjustment to the Stock Purchase Price pursuant to Section 3.3, 3.4 or 3.5.

      3.15 Form of Warrant. Irrespective of any adjustments in the Stock Purchase Price or the number or kind of shares purchasable upon the exercise of the Warrant, any warrant theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in the Warrant initially issuable.

4.    ISSUANCES AND TRANSFER TAXES.

      The issuance of certificates in the name of the Holder for the Warrant Shares upon the exercise of this Warrant shall be made without charge to the Holder of this Warrant for any issue tax in respect thereof. The Holder shall pay all stock transfer taxes, if any, in respect of any transfer of this Warrant or any Warrant Shares.

5.    NO VOTING OR DIVIDEND RIGHTS; LIMITATION OF LIABILITY.

      Nothing contained in this Warrant shall be construed as conferring upon the Holder hereof the right to vote or to consent or to receive notice as a stockholder in respect of meetings of stockholders for the election of directors of the Company or any other matters or any rights whatsoever as a stockholder of the Company. Except for the adjustment to the Stock Purchase Price pursuant to Section 3.1 hereof in the event of a dividend on the Common Stock payable in shares of Common Stock, no dividends or interest shall be payable or accrued in respect of this Warrant or the interest represented hereby or the shares purchasable hereunder until, and only to the extent that, this Warrant shall have been exercised.

6.    RIGHT OF FIRST OFFER; RESTRICTIONS ON TRANSFERABILITY OF SECURITIES.

      6.1 First Offer Notice. Prior to offering to sell this Warrant, the Holder shall give prior written notice to the Company (the "First Offer Notice") (a) identifying the price at which the Holder proposes to sell the Warrant (the "Offer Price"), and (b) describing any other material terms and conditions of such proposed sale.

      6.2 Right of First Offer. After receipt of the First Offer Notice, the Company may give written notice (a "Notice of Exercise") to the Holder that it, or a third-party designated by it, wishes to exercise the right to purchase the Warrant at the Offer Price. The right of the Company pursuant to this Section 6 shall terminate if the Company does not deliver the Notice of Exercise within 30 days after the Company's receipt of the First Offer Notice.

      6.3 Non-cash Consideration. If the Offer Price, or a portion of the Offer Price, involves consideration other than cash, the Company, or its designee, shall have the right to purchase the Warrant for a cash amount equal to the sum of the portion of such consideration which is cash plus the fair market value of the non-cash consideration. For purposes of this Section 6, "fair, market value" shall in the case of securities and property mean an amount equal to the readily available market price, to the extent available, otherwise as determined in good faith by the Board of Directors of the Company.

      6.4 Closing. At the closing of the purchase of the Warrant (the "Closing"), the Holder shall deliver to the Company, or its designee, the Warrant, duly endorsed, or accompanied by written instruments of transfer in form reasonably satisfactory to the Company, duly executed by the Holder, free and clear of any encumbrances, against payment of the purchase price therefor in cash. The closing date shall be the date specified by the Holder in the First Offer Notice or such other date as is mutually agreed upon by the appropriate parties.

      6.5 Failure to Exercise. If, and only if, the Company fails to deliver a Notice of Exercise within 30 days after the Company's receipt of the First Offer Notice, the Holder may, during the 60-day period following such date, offer the Warrant to any person or persons at a price not less than 90% of the Offer Price, and upon terms otherwise no more favorable to the offeree than those specified in the First Offer Notice. If the Holder does not enter into an agreement for the sale of the Warrant within such period, or if such agreement is not consummated within 60 days of the execution thereof, the right provided to the Company in this Section 6 shall be deemed to be revived and the

Warrant shall not be offered unless first reoffered to the Company in accordance with this Section 6.

      6.6 Restrictions on Transfer of Warrant Shares. The Holder shall not sell Warrant Shares, either under a registration statement or otherwise, until after a 31 day period from the date of exercise of the Warrant Shares to be sold. The Warrant Shares shall not be transferable except upon the conditions specified in the Registration Rights Agreement.

      6.7 Transferees Bound by Warrant. Subject to compliance with the other provisions of this Section 6, the Holder may sell this Warrant or the Warrant Shares in accordance with applicable law; provided, however, that the transferee of such security shall be bound by all the terms and provisions of this Warrant and no sale shall be valid unless such transferee consents in writing to be bound by the terms of this Warrant.

      6.8 Transfers in Violation of Warrant. Any sale or attempted sale of this Warrant or the Warrant Shares in violation of any provision of this Warrant shall be void, and the Company shall not record such sale on its books nor treat any purported transferee of such securities as the owner of such securities for any purpose.

      6.9 Restrictions on Transfer of Warrant. Other than transfers pursuant to Sections 6.1 through 6.5, the Holder shall not sell, transfer or otherwise dispose of this Warrant, except that the Holder may sell, transfer or assign this Warrant to any affiliate (as defined in Rule 144 of the Securities Act) of the Holder.

7.    MODIFICATION AND WAIVER.

      This Warrant is irrevocable and non-cancelable, and any provision hereof maybe changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the same is sought.

8.    NOTICES.

      All notices and other communications required or permitted hereunder shall be effective upon receipt and shall be in writing and may be delivered in person, by facsimile, overnight delivery service or U.S. mail, in which event it may be mailed by first-class, certified or registered, postage prepaid, addressed:

      if to the Holder, at

                  Amgen Inc.
                  One Amgen Center Drive
                  Thousand Oaks, CA 91320-1789
                  Attention: Treasurer
                  Fax: (805) 447-1010

      with a copy to

                  Latham & Watkins
                  633 West Fifth Street, Suite 4000
                  Los Angeles, California 90071-2007
                  Attention: Gary Olson
                  Fax: (213) 891-8763

      or

      if to the Company, at

                  ViaCell, Inc.
                  131 Clarendon Street
                  Boston, MA 02116
                  Attention: President
                  Fax: (617) 266-9391

      with a copy to

                  Palmer & Dodge LLP
                  111 Huntington Avenue at Prudential Center
                  Boston, MA 02199-7613
                  Attention: Paul M. Kinsella, Esq.
                  Fax: (617) 227-4420

or in any case at such other address as the Holder or the Company shall have furnished to the other in writing.

9.    DESCRIPTIVE HEADINGS AND GOVERNING LAW.

      The descriptive headings of the Sections and paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. This Warrant shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of Delaware without regard to conflict of laws.

10.   LOST WARRANTS OR STOCK CERTIFICATES.

      The Company represents and warrants to the Holder that upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of any Warrant or stock certificate and, in the case of any such loss, theft or destruction, upon receipt of an indemnity and, if requested, bond reasonably satisfactory to the Company, or in the case of any such mutilation upon surrender and cancellation of such Warrant or stock certificate, the Company at its expense will make and deliver a new Warrant or stock certificate, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant or stock certificate.

11.   FRACTIONAL SHARES.

      No fractional shares shall be issued upon exercise of this Warrant. The Company shall, in lieu of issuing any fractional share, pay the Holder entitled to such fraction a sum in cash equal to such fraction multiplied by (i) if the Common Stock is not at the time of such determination publicly traded, the fair market value as determined in good faith by the Board of Directors of the Company or (ii) if the Common Stock is at the time of such determination publicly traded, the market price of the Common Stock (the market price determined, for any date, as the average of the closing prices of the Common Stock on the Nasdaq National Market (or such other principal securities exchange or automated quotation system upon which the Common Stock may then be listed for public trading) for the five immediately preceding trading days on such exchange).

12.   NO IMPAIRMENT.

      The Company will not, by amendment of its Certificate of Incorporation or bylaws, or through reorganization, consolidation, merger, dissolution, issue or sale of securities, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder of this Warrant against impairment. Without limiting the generality of the foregoing, the' Company (a) will not increase the par value of any shares of stock issuable upon the exercise of this Warrant above the amount payable therefor upon such exercise, and (b) will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable shares of Common Stock upon exercise of this Warrant.

      IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officers, thereunto duly authorized this 9th day of April, 2002.

                                    VIACELL, INC.



                                     /s/ Marc D. Beer
                                    --------------------------------------------
                                    By: Marc D. Beer
                                        ----------------------------------------
                                    Title: President and Chief Executive Officer
                                           -------------------------------------




                           [Signature Page to Warrant]

                              NOTICE OF CONVERSION

      (To be signed only upon exercise of Warrant)

      To:   ViaCell, Inc.

      The undersigned, the Holder of the within Warrant, hereby irrevocably elects to exercise the purchase right represented by such Warrant for, and to
purchase thereunder,               shares of common stock, par value $0.01 per
share, of ViaCell, Inc. (the "Company") and herewith makes payment therefor in
cash by remitting $          and requests that the certificates for such shares
be issued in the name of, and delivered to,

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

whose address is                                                          .
                 ---------------------------------------------------------

      Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Warrant.

      DATED:
            ----------------

                                    AMGEN INC.


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